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                                                                    Exhibit 4.27

                         REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement"), dated as of the 22nd day of September, 2000 is entered into between INSYNQ, Inc., a Delaware corporation (the "Company"), Interactive Information Systems Corporation, a Washington corporation and Charles Benton (each a "Holder" and collectively the "Holders").

         WHEREAS, there are currently outstanding 20,354,348 shares of Common Stock of the Company;

         WHEREAS, pursuant to an Agreement dated as of the date hereof (the "Release"), by and among the Company and the Holders, the Holders have been granted registration rights for their currently held shares ("Shares") of common stock, $0.001 par value per share (the "Common Stock"), of the Company as of the date hereof; and

         WHEREAS, in order to insure liquidity in the future the Holders wish to have the Shares registered and the Company wishes to grant such registration rights.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

         DEFINITIONS. As used herein, the following terms have the following meanings:

         "Register," "registered" and "registration" refer to a registration effected by filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act") and the declaration or ordering by the Securities and Exchange Commission (the "SEC") of effectiveness of the registration statement, other than any registration statement on Form S-8, Form S-4 or as otherwise contemplated under Rule 145 of the Act.

         1.       DEMAND REGISTRATION RIGHTS

                  (a) Holders each have the right to one demand registration to have their Shares owned as of the date hereof included on the Company's registration statement on Form SB-2 (the "Registration Statement") to be filed with the SEC on or about September 25, 2000. Subject to the registration procedures outlined in Section (i) below the Company shall:

                           (i) Prepare and file with the SEC a Registration Statement on Form SB-2 registering resales of the Shares by the Holders from time to time through the over-the-counter quotation system of the Nasdaq Market or the facilities of any national securities exchange or the Nasdaq National Market if the Common Stock is then listed or quoted thereon or in privately-negotiated transactions. The Registration Statement shall

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         register all of the Shares requested by the Holders to be registered.
         The Company hereby agrees that it shall (a) prepare and file such post-effective amendments to the initial Registration Statement and/or such additional Registration Statements as may be necessary to ensure that at all times there shall be registered with the SEC for resale by the Holders from time to time as provided in this Section 1 sufficient shares of Common Stock to account for all Shares requested by the Holders to be registered and (b) cause such post-effective amendments to the initial Registration Statement and/or such additional Registration Statements to be declared effective as soon as possible after the filing thereof.

                           (ii) The Company agrees to use reasonable best efforts to keep the Registration Statement(s) continuously effective and usable for resale of Registration Securities until two years (the "Effectiveness Period") from the date hereof or such shorter period which will terminate when all Shares are freely tradable without registration or restriction (under Rule 144(k) promulgated under the Securities Act or otherwise) ("Registrable Securities").

                  (b) PIGGYBACK REGISTRATION. The Company shall notify Holders in writing at least ten (10) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans with respect to corporate reorganizations, acquisitions or other transactions under Rule 145 of the Securities Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within five (5) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                           (i)      UNDERWRITING

                                    A.       If the registration statement under
                  which the Company gives notice under this Section 1(b) is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 1(b) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in

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                  customary form with the underwriter or underwriters selected for such underwriting by the Company.

                                    B.       Notwithstanding any other provision
                  of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities and other securities subject to demand registration rights held by the Holders and other holders of demand registration rights; and third, to any other stockholder of the Company with piggyback registration rights (other than a Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting.

                           (ii) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1(b) prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The registration expenses of such withdrawn registration shall be borne by the Company in accordance with
         Section 3 hereof.

                  (c)      REGISTRATION PROCEDURES

                  In connection with the Company's obligation to file a Registration Statement as provided in Section 1 hereof, the Company will as expeditiously as possible:

                           (i)      Prepare and file with the SEC such
         amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for shelf registrations or otherwise necessary to keep the Registration Statement effective for the Effectiveness Period and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                           (ii) Notify the Holders of Registrable Securities promptly, and confirm such advice in writing,

                           (a) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

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                           (b)      of the issuance by the SEC of any stop order
                  suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and

                           (c) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                           (iii) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                           (iv) furnish, without charge to Holders, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                           (v) deliver to Holders without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as Holders may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                           (vi) use its reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Securities in such jurisdictions as the Holders may reasonably specify in response to inquiries to be made by the Company, provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                           (vii) if any event shall occur as a result of which it is necessary, in the opinion of counsel for the Company, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered by Holders, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the Holders of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                           (viii) make available for inspection during normal business hours by a representative of the Holders and any attorney or accountant retained by such

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         representative, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by Holders or any such attorney or accountant in connection with the Registration Statement; provided that all such records, information or documents shall be kept confidential by Holders or any such attorney or accountant unless disclosure of such records, information or documents is required by court or administrative order or is generally available to the public other than as a result of disclosure in violation of this paragraph (viii);

                           (ix) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act (in accordance with Rule 158 thereunder or otherwise), no later than 45 days after the end of the 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the Effective Date, which statements shall cover said 12-month period;

                           (x) if at any time the Company declares a "black-out" period (the Company will not declare any such "black-out" periods in excess of twenty business days during any twelve month period, unless otherwise required), notify Holders that the use of the Prospectus must be discontinued.

                  Holders agree, as a condition to the registration obligations with respect to such Holders provided herein, to furnish to the Company such information regarding the distribution of such Shares as the Company may from time to time reasonably request in writing.

                  Holders agree that, upon receipt of any notice from the Company described in this paragraph 1(b), Holders will forthwith discontinue disposition of Registrable Securities until Holders' receipt of the copies of the supplemented or amended Prospectus contemplated by Section 1(b)(vii) hereof, or until it is advised in writing by the Company (which notice the Company shall give as promptly as possible), that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and if so directed by the Company, Holders will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

         2.       COOPERATION BY THE HOLDERS.

                  (a) The Holders will furnish to the Company in writing such information about the Holders as the Company may reasonably require from the Holders in connection with the preparation of the registration statement (and the prospectus included therein).

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                  (b)      The Holders will not (until further notice) effect
         sales of Shares after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus; the Company agrees to use commercially reasonable efforts to promptly prepare and file any such correction or update. At the end of the Effectiveness Period (and any extensions thereof), the Holders shall discontinue sales of Shares pursuant to the registration statement upon receipt of notice from the Company of its intention to remove from registration the Shares covered by the registration statement which remain unsold, and the Holders shall notify the Company of the number of Shares registered which remain unsold immediately upon receipt of the notice from the Company.

                  (c) If required by the Company, Holders agree to provide the Company with written representations of fact about the Holders reasonably necessary to permit the Company and its counsel to conclude that all sales of Shares made in connection with the registration were made in compliance with all applicable securities laws, including, without limitation, the prospectus delivery requirements of Section 5 of the Securities Act and any applicable restrictions of Rules 10b-6 and 10b-7 of the Securities Exchange Act of 1934, as amended.

                  (d) In connection with the sale of any Shares under any applicable Registration Statement, the Holders will comply with any and all requirements of Rule 144 promulgated under the Securities Act pursuant to the definition therein of the term "affiliate" and the application of such term to each Holder.

If any Registration is underwritten, Holders shall (i) agree to sell their Shares on the basis provided in any underwriting arrangement approved by the Company and (ii) complete and execute all questionnaires, powers of attorney, indemnities, indemnity agreements, and other documents requested thereunder; provided that Holders shall only be required to make representations and warrants regarding Holders and their intended method of distribution.

         3.       EXPENSES OF REGISTRATION.

                  All expenses incurred in effecting any registration pursuant to this Agreement including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of counsel for the Company and expenses of any audits incidental to or required by any such registration, shall be borne by the Company, except that (i) all underwriting discounts and commissions attributable to Shares being sold by the Holders, and (2) any cost or expenses of Holders' individual accountants or attorneys or other costs or expenses incurred in their discretion shall be borne by the Holders. Without limiting the generality of the foregoing, the Company shall pay all of the following registration expenses: (a) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (b) to the extent not already incurred, the fees and expenses incurred in connection with the listing on an exchange, the Nasdaq Stock Market, or inter-dealer quotation system of the Shares, (c) all registration and filing fees, (d) fees and expenses of compliance with securities or blue sky laws (including fees

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         and disbursements of counsel in connection with blue sky qualifications of the Shares), (e) printing expenses and engraving expenses, (f) fees and disbursements of counsel to the Company and customary fees and expenses for independent certified public accountants retained by the Company, and (g) the fees and expenses of any special experts retained by the Company. Holders shall be responsible for the fees and expenses incurred by this agreement, including but not limited to costs of Holders' counsel.

         4.       NOTICES.

                  Any and all notices, designations, consents, offers, acceptances or other communications provided for herein (each a "Notice") shall be given in writing by overnight courier, telegram or telecopy which shall be addressed, or sent, to the Company as follows (or such other address as the Company or the Holders may specify to the Company and all other parties by Notice):

                             INSYNQ, Inc.
                             1101 Broadway Plaza
                             Tacoma, Washington 98402
                             Attn:  President
                             Telecopy:  (253) 404-3842

and to the Holders at:

                             Interactive Information Systems Corporation
                             C/o Mark Patterson, Vandeberg, Johnson & Gandara Post Office Box 1315
                             Tacoma, WA 98401-1315
                             Telecopy:  (253) 383-6377


                             Charles Benton
                             Post Office Box 1996
                             Tacoma, WA 98401-1996
                             Telecopy:  (253) 404-3854

All Notices shall be deemed effective and received (a) if given by telecopy, when the telecopy is transmitted to the telecopy number specified above and receipt thereof is confirmed; (b) given by overnight courier, on the business day immediately following the date on which the Notice is delivered to a reputable overnight courier service; or (c) if given by telegram, when the Notice is delivered at the address specified above.

         5.       AMENDMENT.

                  The terms of this Agreement may not be amended, modified or otherwise revised except by the written consent of the Company and each of the Holders.

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         6.       COUNTERPARTS; FACSIMILE EXECUTION.

                  This Agreement may be executed in two or more counterparts and each counterpart shall be deemed to be an original and which counterparts together shall constitute one and the same agreement of the parties hereto. Each party to this Agreement agrees that it will be bound by its own telecopy signature and that it accepts the telecopy signature of each other party to this Agreement.

         7.       CHOICE OF LAW.

                  THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF WASHINGTON WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF AND WILL, TO THE MAXIMUM EXTENT PRACTICABLE, BE DEEMED TO CALL FOR PERFORMANCE IN PIERCE COUNTY, WASHINGTON.

         8.       ENTIRE AGREEMENT.

                  This Agreement contains the entire understanding of the parties hereto respecting the subject matter hereof and supersedes all prior agreements, discussions and understandings with respect thereto.

         9.       CUMULATIVE RIGHTS.

                  The rights of the parties under this Agreement are cumulative and in addition to all similar and other rights of the parties under other agreements.

         10.      SEVERABILITY AND REFORMATION.

                  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom, and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 10.

         11.      ARBITRATION.

                  IN THE EVENT OF A DISPUTE HEREUNDER WHICH CANNOT BE RESOLVED BY THE PARTIES AMONG THEMSELVES, SUCH DISPUTE SHALL

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         BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION
         RULES OF THE AMERICAN ARBITRATION ASSOCIATION AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATION PANEL (WHICH SHALL BE A ONE PERSON PANEL) MAY BE ENTERED IN ANY COURT OR TRIBUNAL OF COMPETENT JURISDICTION. THE COMPANY AND THE HOLDERS AGREE THAT ALL ARBITRATIONS OCCURRING UNDER
         THIS SECTION 11 SHALL BE HELD IN THE CITY OF TACOMA, WASHINGTON.

         12.      INDEMNIFICATION.

                  (a) INDEMNIFICATION BY THE COMPANY. The Company will indemnify Holders against any and all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to, and relating to any action or inaction required of, the Company in connection with any such registration, qualification or compliance, and the Company will reimburse Holders for any legal and any other expenses reasonably incurred by them in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by Holders for use in such prospectus, offering circular or other document.

                  (b) INDEMNIFICATION BY HOLDERS. Each Holder will, if securities held by such Holder are included in the securities as to which such registration qualification or compliance is being effected, indemnify the Company and its officers and directors and each entity or individual who controls the Company (within the meaning of the Securities Act) and their respective successors in title and assigns against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statement therein not misleading, and such Holder will reimburse the Company and its officers, directors, and controlling entities or individuals for any legal and any other expenses reasonably by them incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that this paragraph (b) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon written information furnished to the Company in an instrument duly executed by such Holder or any of its officers, directors, or controlling entities or individuals and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement,

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         notification or the like) or any amendment or supplement thereto, provided further that the indemnity agreement contained in this Section 12(b) shall not apply to amounts paid in settlement of any such claims, losses, damages, liabilities and actions if such settlement is effected without the consent of the Holder, which such consent shall not be unreasonably withheld provided further, that in no event shall any indemnity under this Section 12(b) exceed the net proceeds from the offering reviewed by such Holder.

                  (c) INDEMNIFICATION PROCEEDINGS. Each party entitled to indemnification pursuant to this Section 12 (the "Indemnified Party") shall give notice to the party required to provide indemnification pursuant to this Section 12 (the "Indemnifying Party") promptly after such Indemnified Party acquires actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be acceptable to the Indemnified Party, and the Indemnified Party may participate in such defense at such party's expense; and provided, further, that the failure by any Indemnified Party to give notice as provided in this paragraph (c) shall not relieve the Indemnifying Party of its obligations under Section 12 except to the extent that the failure results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The reimbursement required by this Section 12 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       INSYNQ, INC.
                                       a Delaware corporation

                                       By: /s/ JOHN P. GORST
                                           -------------------------------
                                       Name:  John P. Gorst
                                       Title: Chairman CEO


                                       INTERACTIVE INFORMATION
                                       SYSTEMS CORPORATION
                                       a Washington corporation

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                                       By: /s/ M. CARROLL BENTON
                                           -------------------------------
                                       Name:  M. Carroll Benton
                                       Title: Shareholder

                                       CHARLES BENTON

                                       /s/ CHARLES BENTON
                                       -----------------------------------
                                       Charles Benton, an individual

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